Exhibit 32.01
Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350
and Securities Exchange Act Rule 13a-14(b)
In connection with the Quarterly Report of Concur Technologies, Inc. (“Concur”) on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, S. Steven Singh, Chief Executive Officer and Chairman of the Board of Concur, hereby certify, pursuant to 18 U.S.C. Section 1350 and Securities Exchange Act Rule 13a-14(b), that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Concur.
Dated: May 8, 2012

By	/s/ S. Steven Singh
S. Steven Singh
Chief Executive Officer and
Chairman of the Board
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be filed by Concur for purposes of Section 18 of the Securities Exchange Act of 1934. This certification is not to be incorporated by reference into any filing of Concur under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this report), irrespective of any general incorporation language contained in such filing.